UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 12, 2017

Motors Liquidation Company GUC Trust

(Exact Name of Registrant as Specified in Charter)

Delaware	1-43	45-6194071
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Wilmington Trust Company, as trust administrator and trustee Attn: Beth A. Andrews, Vice President Rodney Square North 1100 North Market Street Wilmington, Delaware	19890-1615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 636-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into Material Definitive Agreement and Item 8.01 Other Events.

Background

As previously disclosed, including most recently on August 11, 2017 in its Quarterly Report on Form 10-Q (the “August 2017 10-Q”), the Motors Liquidation Company GUC Trust (the “GUC Trust”) is involved in litigation concerning purported economic losses, personal injuries and/or death suffered by certain lessees and owners of vehicles (such persons, “Potential Plaintiffs”) manufactured by General Motors Corporation prior to its sale of substantially all of its assets to NGMCO, Inc., n/k/a General Motors LLC (“New GM”). Certain of the Potential Plaintiffs have filed lawsuits against New GM, filed motions seeking authority from the Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) to file claims against the GUC Trust (the “Late Claims Motions”), or are members of a putative class covered by those actions.

As previously disclosed, including most recently in the August 2017 10-Q, the GUC Trust was previously engaged in discussions with certain of the Potential Plaintiffs regarding a potential settlement of the Late Claims Motions and various related issues (the “Potential Plaintiff Settlement”), and such discussions had meaningfully progressed. The GUC Trust ultimately did not execute the Potential Plaintiff Settlement. Instead, after careful consideration and negotiations, on August 16, 2017, the GUC Trust and New GM filed a letter with the Bankruptcy Court announcing (i) that the GUC Trust was no longer pursuing the Potential Plaintiff Settlement, and (ii) that the GUC Trust and New GM had reached an agreement in principle (the “New GM Proposal”) with regard to a forbearance agreement.

New GM Agreement

On September 12, 2017, the GUC Trust executed an agreement documenting the New GM Proposal (the “New GM Agreement”). The New GM Agreement encompasses the following key terms (all of which are described in greater detail in the New GM Agreement):

•	During the term of the New GM Agreement, New GM shall reimburse the reasonable legal and expert fees of the GUC Trust incurred by it in connection with defending against the Late Claims Motions, opposing the proofs of claim that are the subject of the Late Claims Motions, any related appeals or litigation (including in the pending multi-district litigation proceeding in the Southern District of New York (the “MDL Proceeding”)), and the preparation, negotiation and prosecution of the New GM Agreement;

•

During the term of the New GM Agreement, the GUC Trust shall refrain from seeking an order estimating the claims of the Potential Plaintiffs or seeking the issuance of additional “Adjustment Shares” of New GM common stock in respect thereof, until the earlier of (i) the date on which both (x) a final non-appealable order has been entered adjudicating or resolving the Late Claims Motions, and (y) a final non-appealable order has been entered resolving certain class certification issues in the MDL Proceeding; and (ii) the date on which the New GM Agreement otherwise terminates in accordance with its terms (the “Forbearance Obligation”);

•	The Forbearance Obligation shall not restrict the GUC Trust from settling any claims asserted against it using solely GUC Trust assets and without seeking the issuance of Adjustment Shares;

•	In the event that the GUC Trust is in a position to make a distribution of Excess GUC Trust Distributable Assets (as defined in the GUC Trust Agreement) but such distribution is stayed due to the pendency of Late Claims Motions or any related litigation, then the GUC Trust and New GM shall engage in good faith discussions regarding whether New GM is willing to pay an appropriate rate of return to the GUC Trust on the principal amount of such stayed distribution and, if so, the amount of that rate of return for such delay in distributions as a result of such litigation; and

•	In the event that an appropriate rate of return cannot promptly be agreed between the GUC Trust and New GM, the GUC Trust may terminate the New GM Agreement on thirty days written notice to New GM and the Forbearance Obligation will be lifted.

While the foregoing terms have been agreed by the GUC Trust and New GM and have been approved by the Trust Monitor of the GUC Trust, the terms of the New GM Agreement remain subject to certain conditions which may or may not ever be satisfied, including obtaining the approval of the Bankruptcy Court, together with a finding that the Potential Plaintiff Settlement was not binding on the GUC Trust (such approval and finding, the “Approval Order”). In addition, the New GM Agreement may be terminated by the GUC Trust prior to entry of the Approval Order if a material event occurs that causes the GUC Trust Administrator to conclude in good faith that it would be a breach of its duties to consummate the New GM Agreement.

On September 12, 2017, the GUC Trust filed a motion with the Bankruptcy Court seeking entry of the Approval Order (the “Approval Motion”). No hearing date or time has yet been scheduled for the Approval Motion.

Whether the conditions precedent for the effectiveness of certain terms of the New GM Agreement will, at any point, be satisfied is uncertain and subject to numerous risks. Accordingly, holders of Units should carefully consider such uncertainty before making any decisions with respect to their investment in such Units.

A copy of the Approval Motion and New GM Agreement is furnished as Exhibit 99.1 to this Form 8-K.

Potential Plaintiffs’ Enforcement Motion

As disclosed above, while discussions between the GUC Trust and certain of the Potential Plaintiffs regarding the Potential Plaintiff Settlement had meaningfully progressed, at no point was a formal agreement executed among the parties. Nevertheless, on September 11, 2017, certain of the Potential Plaintiffs filed a motion with the Bankruptcy Court seeking a finding that the Potential Plaintiff Settlement was binding on the GUC Trust, and seeking to enforce its terms as against the GUC Trust (the “Potential Plaintiffs’ Enforcement Motion”). In the event that the Bankruptcy Court enters an order granting the Potential Plaintiffs’ Enforcement Motion, the New GM Agreement will not become effective or binding on the GUC Trust or New GM. No hearing date or time has yet been scheduled for the Potential Plaintiffs’ Enforcement Motion.

Item 9.01	Exhibits.

Exhibit No.	Description

99.1	Approval Motion and New GM Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2017

MOTORS LIQUIDATION COMPANY GUC TRUST

By: Wilmington Trust Company, not in its individual capacity, but solely in its capacity as trust administrator and trustee of the Motors Liquidation Company GUC Trust

By:	/s/ Beth A. Andrews
Name:	Beth A. Andrews
Title:	Vice President of Wilmington Trust Company

EXHIBIT INDEX

Exhibit No.	Description

99.1	Approval Motion and New GM Agreement

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